UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

451 Creamery Way,

Exton, Pennsylvania, 19341

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 610-524-7272

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS - This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to management’s good faith expectations and beliefs, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances. For additional information about risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the period ended March 31, 2019.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 11, 2019, the Company held its Annual Meeting of Shareholders at which six proposals were voted upon:

1.	the election of three class 2 directors for a three year term,
2.	approval of restrict stock unit awards to non-employee directors,
3.	approval of executive compensation,
4.	approval on frequency of shareholder votes on executive compensation,
5.	ratification of appointment of independent auditors, and
6.	approval of a shareholder proposal on majority voting for directors.

Proposal 1 – Election of Directors. The following persons were duly elected to serve, subject to the Company’s by-laws, as directors of the Company for a three year term expiring at the 2022 annual shareholders’ meeting, or until election and qualification of their successors:

Director	J. Nicholas Filler	Derek W. Glanvill	Bruce C. Klink
Votes in Favor	8,204,983	8,287,503	8,003,513
Votes Withheld	149,821	67,301	351,291
Broker Non-Votes	1,025,539	1,025,539	1,025,539

Proposal 2 – Non-Employee Director Grants of Restricted Stock Units.

The proposal to approve the issuance of restricted stock units to certain non-employee directors of the board of directors was approved by the shareholders:

For	8,339,275
Against	11,051
Abstain	4,478
Non-Votes	1,025,539

Proposal 3 – Executive Compensation.

The proposal to approve, on a non-binding advisory vote, the compensation of the company’s named executive directors was approved by the shareholders:

For	6,212,806
Against	2,128,102
Abstain	13,896
Non-Votes	1,025,539

Proposal 4 – Frequency on Executive Compensation Votes.

The proposal to hold the non-binding advisory vote on approval of executive compensation of the named executive officers every THREE years was approved:

1 Year	2,080,974
2 Years	8,004
3 Years	6,251,886
Abstain	13,940
Non-Votes	1,025,539

Proposal 5 – Ratification of Independent Auditors.

The proposal to ratify the appointment by the Audit Committee of the Board of Directors of independent auditors to audit the Company’s financial statements for the year ending December 31, 2019 was ratified by the shareholders:

For	9,327,962
Against	6,346
Abstain	46,035

Proposal 6 – Shareholder Proposal.

The shareholder proposal to change the company’s organizational documents to require majority voting for election of directors was not approved:

For	2,209,546
Against	6,138,610
Abstain	6,648
Non-Votes	1,025,539

Item 9.01. Financial Statement and Exhibits

(a) none

(b) none

(c) none

(d) none

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA FLEX, INC.
(Registrant)

Date: June 13, 2019	By:	/s/ Paul J. Kane
Paul J. Kane
Vice President – Finance
(Chief Financial Officer)